UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 1, 2022
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2022, Diamond Sports Group, LLC (“DSG”) and Diamond Sports Finance Company (the “Co-Issuer,” and together with DSG, the “Issuers”), indirect wholly-owned subsidiaries of Sinclair Broadcast Group, Inc. (the “Company”), consummated the following financing transactions (the “Transaction”):

•DSG First Lien Term Loan: $635 million of a newly funded first-priority lien term loan (the “DSG First Lien Term Loan”) pursuant to a new first-priority lien credit agreement dated as of March 1, 2022 by and among Diamond Sports Intermediate Holdings, LLC, the direct parent of DSG (“DSIH”), DSG, Wilmington Savings Fund Society, FSB (“WSFS”), as administrative agent and collateral agent and the lenders party thereto (the “DSG First Lien Credit Agreement”), ranking first in lien priority on shared collateral ahead of (i) new second lien credit facilities issued in exchange for existing loans and/or commitments under DSG’s existing credit agreement dated as of August 23, 2019, by and among DSIH, DSG, JP Morgan Chase Bank, N.A. (“JPMCB”), as administrative agent and collateral agent, and the lenders party thereto (as amended or otherwise modified to date, the “Existing DSG Credit Agreement”), which new credit facilities rank second in lien priority on shared collateral, (ii) the Issuer’s 5.375% Second Lien Secured Notes due 2026 (the “DSG 5.375% Second Lien Secured Notes”) issued pursuant to an indenture dated as of March 1, 2022 by and among the Issuers, the guarantors named therein, and U.S. Bank Trust Company, National Association (“US Bank”), as trustee and notes collateral agent (the “DSG 5.375% Secured Second Lien Notes Indenture”), in exchange for the Issuer’s existing 5.375% Secured Notes due 2026 (the “DSG 5.375% Secured Notes”) tendered by the early tender time in an exchange offer and consent solicitation (the “Exchange Offer”), each of which new secured notes rank second in lien priority on shared collateral and (iii) loans and/or commitments under the Existing DSG Credit Agreement, as amended by the Second Amendment dated as March 1, 2022 by and among DSIH, DSG, WSFS, as successor administrative agent and collateral agent and the lenders party thereto (as amended by the Second Amendment, the “DSG Third Lien Credit Agreement”) and the DSG 5.375% Secured Notes in each case that did not participate in or consent to the Transaction, each of which non-participating loans and/or commitments and non-participating secured notes rank third in lien priority on shared collateral.

•DSG First and Second Lien Credit Facilities and DSG 5.375% Second Lien Secured Notes: All lenders under the Existing DSG Credit Agreement that participated in the applicable Transaction and all holders of DSG 5.375% Secured Notes that participated in the Exchange Offer exchanged their applicable existing debt holdings for:

•In the case of existing term loans under the DSG Credit Agreement, new second-priority lien term loans (the “DSG Second Lien Term Loan”), with the same or substantially the same maturity, pricing and other economic terms as the existing term loans under the Existing DSG Credit Agreement, but with more restrictive covenants and other terms substantially consistent with the DSG First Lien Term Loan, at an exchange rate of $100 of DSG Second Lien Term Loans for each $100 of existing term loans under the Existing DSG Credit Agreement.

•In the case of the DSG’s existing revolving credit facility under the Existing DSG Credit Agreement (the “Existing DSG Revolving Credit Facility”), a new second-priority lien revolving credit facility (the “DSG Second Lien Revolving Credit Facility,” together with the DSG Second Lien Term Loan, the “DSG Second Lien Credit Facilities”, and together with the DSG First Lien Term Loan, the “DSG First and Second Lien Credit Facilities”) with more restrictive covenants and other terms as compared with the Existing DSG Revolving Credit Facility, which terms are substantially consistent with the DSG Second Lien Term Loan other than a maturity date of May 2026 (which was extended from an August 2024 maturity under the Existing DSG Revolving Credit Facility), and were exchanged into the DSG Second Lien Revolving Credit Facility for a principal amount equal to 35.0% of such lender’s total revolving commitments existing under the Existing DSG Revolving Credit Facility. The DSG Second Lien Credit Facilities were issued pursuant to a new second-priority lien credit agreement dated as of March 1, 2022 by and among DSIH, DSG, WSFS, as term facility agent and collateral agent, JPMCB, as revolving credit facility agent and the lenders party thereto (the “DSG Second Lien Credit Agreement,” and together with the DSG First Lien Credit Agreement, the “DSG First and Second Lien Credit Agreements”). The DSG First and Second Lien Credit Agreements and the DSG Third Lien Credit Agreement are collectively referred to as the “DSG Credit Agreements”.

•In the case of the DSG 5.375% Secured Notes, the DSG 5.375% Second Lien Secured Notes, with the same or substantially the same maturity, pricing and other economic terms as the DSG 5.375% Secured Notes, but having a second-priority lien and restrictive covenants and other terms substantially consistent with the DSG First Lien Term Loan, at an exchange rate of $1,000 of DSG 5.375% Second Lien Secured Notes for each $1,000 of DSG 5.375% Secured Notes validly tendered and accepted as of the early tender time under the Exchange Offer.

•Non-Participating Lenders under the DSG Credit Agreement and DSG 5.375% Secured Notes: All loans under the DSG Credit Agreement that did not participate in the Transaction (the “DSG Third Lien Term Loan”) and all DSG 5.375% Secured Notes that did not participate in the Exchange Offer rank third in lien priority on shared collateral behind each of the DSG First and Second Lien Credit Facilities and the DSG 5.375% Second Lien Secured Notes, and certain of the covenants, events of default and related definitions in the Existing DSG Credit Agreement and the indenture dated as of August 2, 2019 by and among the Issuers, Holdings, the guarantors parties thereto and US Bank, as trustee and notes collateral agent (as amended, supplemented or otherwise modified to date, the “DSG 5.375% Secured Notes Indenture”) were eliminated pursuant to the Second Amendment to the Existing DSG Credit Agreement and pursuant Supplemental Indenture No. 4 dated March 1, 2022 by and among the Issuers, Holdings and US Bank, as trustee and notes collateral agent, to the DSG 5.375% Secured Notes Indenture (“Supplemental Indenture No. 4”), respectively.

•Satisfaction, Discharge and Redemption of DSG 12.750% Secured Notes. DSG satisfied and discharged the indenture governing the Issuer’s 12.750% Senior Secured Notes due 2026 (the “DSG 12.750% Secured Notes”), and is expected to redeem the DSG 12.750% Secured Notes on March 2, 2022. The redemption price is equal to the sum of 100% of the principal amount of the DSG 12.750% Secured Notes outstanding plus the Applicable Premium (as defined in the indenture governing the DSG 12.750% Secured Notes), together with accrued and unpaid interest on the principal amount being redeemed up to, but not including, March 2, 2022.

Immediately following the Transactions, DSG had $635 million aggregate principal amount of DSG First Lien Term Loan under the DSG First Lien Credit Agreement, approximately $3,036 million aggregate principal amount of DSG 5.375% Second Lien Notes outstanding, approximately $14 million aggregate principal amount of DSG 5.375% Secured Notes outstanding, approximately $3,449 million aggregate principal amount outstanding of DSG Second Lien Term Loan under the DSG Second Lien Credit Agreement, and approximately $4 million aggregate principal amount outstanding of DSG Third Lien Term Loan under the DSG Third Lien Credit Agreement. In addition, DSG had $227.5 million of availability under the DSG Second Lien Revolving Credit Facility.

Amortization and Maturity. The DSG First Lien Term Loan and the DSG Second Lien Term Loan both amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans (commencing, in the case of the DSG First Lien Term Loan, with the first full fiscal quarter after the closing date thereof), with the balance being payable on the respective maturity date of such term loans (May 25, 2026 for the DSG First Lien Term Loan and August 24, 2026 for the DSG Second Lien Term Loan. The DSG Third Lien Term Loan continues to amortizes in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on the maturity date of the DSG Third Lien Term Loan, which date is August 24, 2026. The DSG 5.375% Secured Second Lien Notes will mature on August 15, 2026.

Interest Rate. Borrowings under the DSG First and Second Lien Credit Facilities bear interest, at a rate per annum equal to an applicable margin of 7.00% in the case of base rate DSG First Lien Term Loan borrowings or 8.00%, plus customary credit spread adjustments in the case of Term SOFR rate DSG First Lien Term Loan borrowings; at a rate per annum equal to an applicable margin of 2.25% in the case of base rate DSG Second Lien Term Loan borrowings or 3.25% plus customary credit spread adjustments in the case of Term SOFR rate DSG Second Lien Term Loan borrowings; and 2.00% in the case of base rate DSG Second Lien Revolving Credit Facility borrowings or 3.00% plus customary credit spread adjustments in the case of Term SOFR rate DSG Second Lien Revolving Credit Facility borrowings, and, in the case of the DSG Second Lien Revolving Credit Facility, subject to decrease if the specified second lien net leverage ratio is less than or equal to certain levels, in each such case over either, at our option, (a) a base rate determined by reference to the highest of (1) the “Prime Rate” last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (2) the federal funds effective rate plus ½ of 1% and (3) the Term SOFR rate for a one month interest period (including the applicable credit spread adjustment) plus 1.00% or (b) the Term SOFR rate determined by reference to the interest period relevant to such borrowing, subject to a 0% interest rate floor. The 5.375% Secured Second Lien Notes will bear interest at a rate of 5.375% per annum, accruing from February 15, 2022, and payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2022.

Fees. DSG is required to pay a commitment fee on any unutilized commitments under the DSG Revolving Credit Facility. DSG is also required to pay customary letter of credit fees thereunder.

Redemption. Prior to August 15, 2022, the Issuers may redeem the DSG 5.375% Secured Second Lien Notes, in whole or in part, at any time or from time to time, at a price equal to 100.0% of the principal amount of the DSG 5.375% Secured Second Lien Notes plus accrued and unpaid interest, if any, to the date of redemption, plus a ‘‘make-whole’’ premium. In addition, on or prior to August 15, 2022, the Issuers may redeem up to 40% of the 5.375% Secured Second Lien Notes using the proceeds of certain equity offerings at a redemption price of 105.375% of the aggregate principal amount thereof being redeemed plus accrued and unpaid interest, if any, to the date of redemption. Beginning on August 15, 2022, the Issuers may redeem the DSG 5.375% Secured Second Lien Notes, in whole or in part, at any time or from time to time at a redemption price of, until August 15, 2023, 102.688% of the aggregate principal amount thereof redeemed; from on and after August 15, 2023 until August 15, 2024, at a redemption price of 101.344% of the aggregate principal amount thereof redeemed; and from on and after August 15, 2024, at par, plus in each case accrued and unpaid interest, if any, to the date of redemption.

Prepayments. The DSG First and Second Lien Credit Agreements contain customary mandatory prepayment requirements, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness. DSG may voluntarily repay outstanding loans under the DSG First Lien Term Loan at a prepayment price equal to 100% of the principal amount of the DSG First Lien Term Loan being prepaid plus accrued and unpaid interest, if any, to the prepayment date plus (i) prior to the third anniversary of the closing date of DSG First Lien Term Loan, a make-whole premium (to be defined based on the net present value, calculated on the basis of a treasury rate + 50 basis points, of the interest payments that would have otherwise been paid up to such third anniversary date) plus a prepayment charge equal to 7.0% of the principal amount so prepaid, (ii) 7.0% of the amount so prepaid, if such prepayment occurs on or after the third anniversary of the closing date of the DSG First Lien Term Loan but prior to the date that is one year prior to the maturity date of the DSG First Lien Term Loan, and (iii) 0.0%, if such prepayment occurs on or after the date that is one year prior to the maturity date of the DSG First Lien Term Loan, and in each case subject to customary breakage costs with respect to Term SOFR rate loans. DSG may voluntarily repay outstanding loans under the DSG Second Lien Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to Term SOFR loans.

Security. All obligations under the DSG First Lien Term Loan are secured, subject to permitted liens and other customary exceptions, by: (i) a perfected first priority pledge of (a) all the equity interests of DSG and each wholly owned restricted subsidiary of DSIH that is directly held by DSIH, DSG or a subsidiary guarantor, (b) subject to certain exceptions, the equity held by such entities in non-wholly owned restricted subsidiaries and (c) in certain limited circumstances, the equity held by such entities in non-subsidiary joint ventures and (ii) perfected first priority security interests in substantially all tangible and intangible personal property of DSIH and the subsidiary guarantors.

All obligations under the DSG Second Lien Credit Facilities (including with respect to certain cash management services provided by lenders or agents thereunder or affiliates thereof) and the DSG 5.375% Secured Second Lien Notes are secured, subject to permitted liens and other customary exceptions, by: (i) a perfected second priority pledge of (a) all the equity interests of DSG and each wholly owned restricted subsidiary of DSIH that is directly held by DSIH, DSG or a subsidiary guarantor, (b) subject to certain exceptions, the equity held by such entities in non-wholly owned restricted subsidiaries and (c) in certain limited circumstances, the equity held by such entities in non-subsidiary joint ventures and (ii) perfected second priority security interests in substantially all tangible and intangible personal property of DSIH and the subsidiary guarantors.

All obligations under the DSG Third Lien Term Loan and the DSG 5.375% Secured Notes are secured, subject to permitted liens and other customary exceptions, by: (i) a perfected third priority pledge of (a) all the equity interests of DSG and each wholly owned restricted subsidiary of DSIH that is directly held by DSIH, DSG or a subsidiary guarantor, (b) subject to certain exceptions, the equity held by such entities in non-wholly owned restricted subsidiaries and (c) in certain limited circumstances, the equity held by such entities in non-subsidiary joint ventures and (ii) perfected third priority security interests in substantially all tangible and intangible personal property of DSIH and the subsidiary guarantors as of the closing date.

Guarantees. The DSG First and Second Lien Credit Facilities, the DSG Third Lien Term Loan, the DSG 5.375% Second Lien Secured Notes and the DSG 5.375% Secured Notes are jointly and severally guaranteed by the guarantors party thereto, which currently includes DSIH and each of its wholly owned direct or indirect domestic subsidiaries. The DSG First and Second Lien Credit Facilities, the DSG Third Lien Term Loan, the DSG 5.375% Second Lien Secured Notes and the DSG 5.375% Secured Notes are not guaranteed by the Company, Sinclair Television Group (“STG”), or any of STG’s subsidiaries.

Certain Covenants and Events of Default. The DSG First and Second Lien Credit Agreements and the DSG 5.375% Second Lien Secured Notes Indenture contain affirmative covenants including, among others: delivery of annual audited and quarterly unaudited financial statements; delivery of notices of defaults, material litigation and material ERISA events; submission to certain inspections; maintenance of property and customary insurance; payment of taxes; compliance with laws and regulations; a requirement that DSG’s direct-to-consumer application (the “DTC application”) and intellectual property developed as part of or derived from the DTC application shall be developed at and at all times be and remain owed by DSIH, DSG or guarantors and a requirement to maintain an independent board of DSG (including the selection solely by the required lenders under the DSG First Lien Term Loan of two of the independent board members with the remaining independent board members (initially expected to be one) selected by mutual agreement of DSG and the required lenders under the DSG First Lien Term Loan Credit Agreement).

The DSG First and Second Lien Credit Agreements and the DSG 5.375% Second Lien Secured Notes Indenture also contain negative covenants that, subject to certain exceptions, qualifications and “baskets,” generally limit the ability of (i) DSIH, DSG and its restricted subsidiaries to incur debt, create liens, make fundamental changes, enter into asset sales, make certain investments, pay dividends or distribute or redeem certain equity interests, prepay or redeem certain debt, enter into certain transactions with affiliates, amend the Management Agreement with STG, transfer certain assets to or engage in certain types of transactions with unrestricted subsidiaries or other non-guarantor subsidiaries, transfer content rights, the DTC application and related intellectual property other than to DSIH, DSG and the guarantors, and forming and transferring assets to joint ventures and (ii) unrestricted subsidiaries to own or hold assets or engage in certain types of transactions. Additionally, the DSG First and Second Lien Credit Agreements require that DSG and its restricted subsidiaries maintain a minimum liquidity (including capacity under the DSG Second Lien Revolving Credit Facility) of $25 million as of the last day of any fiscal quarter.

The DSG First and Second Lien Credit Facilities also contain customary events of default, including relating to a change of control and certain cross-default and cross-acceleration provisions with other DSG debt. If an event of default occurs, the lenders under the DSG First and Second Lien Credit Agreements and/or the trustee of the DSG 5.375% Second Lien Secured Notes will be entitled to take various actions, including the acceleration of amounts due under the DSG First and Second Lien Credit Agreements and the DSG 5.375% Second Lien Secured Notes Indenture, respectively, and all actions permitted to be taken by secured creditors under applicable law.

Registration. The DSG 5.375% Secured Second Lien Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. Absent registration, the DSG 5.375% Secured Second Lien Notes currently may be sold only pursuant to an applicable exemption from the requirements for registration. The Exchange Offer pursuant to which the DSG 5.375% Secured Second Lien Notes were issued was made only to (i) ”qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act, and (iii) to institutional “accredited investors” (as defined in Rule 501(a) under the Securities Act). There are no registration rights associated with the DSG 5.375% Secured Second Lien Notes.

The foregoing summary of the Transactions does not purport to be complete and is qualified in its entirety by reference to the text of the DSG Credit Agreements, the DSG 5.375% Second Lien Secured Notes Indenture and Supplemental Indenture No. 4, copies of which are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: March 1, 2022